For the fiscal year ended October 31, 2005.
File number 811-08167
Dryden Small-Cap Core Equity Fund, Inc.


Supplement dated June 6, 2005 to the
Statements of Additional Information (SAI) of the Funds listed below.

The Bank of New York (BNY), located at One Wall Street, New York, New York 10286, will serve as custodian for each Fund's portfolio securities and cash, and in that capacity will maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may vary for any Fund if circumstances require. Subcustodians will continue to provide custodial services for each Fund's foreign assets held outside the United States.


Name of Fund                      Effective Date       SAI Date

Cash Accumulation Trust                                November 24, 2004
  Liquid Assets Fund              September 12, 2005
  National Money Market Fund      September 12, 2005

Dryden California Municipal Fund                       October 31, 2004
  California Income Series        September 12, 2005
  California Series               September 12, 2005

Dryden Global Total
Return Fund, Inc.                 June 6, 2005         April 7, 2004

Dryden Government
Securities Trust                                       March 7, 2005
  Money Market Series             June 6, 2005

Dryden High Yield Fund, Inc.      July 25, 2005        March 25, 2005

Dryden Municipal Series Fund                           October 31, 2004
  Florida Series                  September 12, 2005
  New Jersey Series               September 12, 2005
  New York Series                 September 12, 2005
  Pennsylvania Series             September 12, 2005

Dryden Government
Income Fund, Inc.                 July 25, 2005        April 28, 2005

Dryden Municipal Bond Fund                             June 29, 2004
  High Income Series              June 6, 2005
  Insured Series                  June 6, 2005

Dryden Short-Term Bond Fund, Inc.                      April 12, 2005
  Dryden Short-Term
  Corporate Bond Fund             June 6, 2005
  Dryden Ultra Short Bond Fund    June 6, 2005

Dryden Core Investment Fund                            March 29, 2005
  Taxable Money Market Series     June 6, 2005

Dryden Index Series Fund                               November 29, 2004
  Dryden Stock Index Fund         June 27, 2005

Dryden National
Municipals Fund, Inc.             September 12, 2005   April 8, 2005

Dryden Short-Term Bond Fund, Inc.                      April 12, 2005
  Dryden Ultra Short Bond Fund    June 6, 2005

Dryden Small-Cap Core
Equity Fund, Inc.                 June 27, 2005        February 23, 2005

Dryden Tax-Managed Funds                               February 23, 2005
  Dryden Large Cap
  Core Equity Fund                June 27, 2005

Dryden Total Return
Bond Fund, Inc.                   July 25, 2005        April 14, 2005

The High Yield Income Fund, Inc.  June 6, 2005         N/a

MoneyMart Assets, Inc.            June 6, 2005         February 25, 2005

Jennison 20/20 Focus Fund         June 27, 2005        March 29, 2005

Jennison Blend Fund, Inc.         September 12, 2005   March 23, 2005

Jennison Natural Resources
Fund, Inc.                        June 27, 2005        July 28, 2004

Jennison Sector Funds, Inc.                            March 18, 2005
  Jennison Financial
  Services Fund                   June 27, 2005
  Jennison Health Sciences Fund   June 27, 2005
  Jennison Technology Fund        June 27, 2005
  Jennison Utility Fund           June 27, 2005

Jennison Small Company
Fund, Inc.                        June 27, 2005        November 30, 2004

Jennison  U.S. Emerging
Growth Fund, Inc.                 June 27, 2005        February 24, 2005

Jennison Value Fund               June 27, 2005        February 24, 2005

Prudential Institutional
Liquidity Portfolio, Inc.                              May 27, 2005
  Institutional Money
  Market Series                   June 6, 2005

The Prudential Investment
Portfolios, Inc.                                       November 23, 2004
  Dryden Active Allocation Fund   June 6, 2005
  Jennison Equity
  Opportunity Fund                June 27, 2005
  Jennison Growth Fund            June 27, 2005
  JennisonDryden Asset
  Allocation Funds:
    JennisonDryden Conservative
    Allocation Fund               July 25, 2005
    JennisonDryden Growth
    Allocation Fund               July 25, 2005
    JennisonDryden Moderate
    Allocation Fund               July 25, 2005

Prudential World Fund, Inc.                           February 24, 2005
  Dryden International
  Equity Fund                     June 6, 2005
  Jennison Global Growth Fund     June 6, 2005

Strategic Partners
Mutual Funds, Inc.                                    March 1, 2005
  Strategic Partners Money
  Market Fund                     September 12, 2005



MF2005C10